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                                                                    EXHIBIT 10.2


                                  FINDWHAT.COM

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT is made this 20th day of September 2002, (this "Agreement") between FindWhat.com ("FindWhat.com" or the "Company"), a Nevada corporation, and Phillip R. Thune ("Executive").

                                    RECITALS

     A. Executive is currently employed by FindWhat.com as its Chief Financial Officer and Chief Operating Officer on the terms and conditions stated in an Employment Agreement between FindWhat.com and Executive, dated April 24, 2000 (the "Original Employment Agreement").

     B. The Company wishes to continue to employ Executive on the terms and conditions set forth in this Amended and Restated Employment Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the foregoing, and of Executive's employment, the parties agree as follows:

     1. Employment. The Original Employment Agreement is hereby terminated and Executive's employment with FindWhat.com shall be upon the terms and conditions hereinafter set forth to become effective upon execution of this Agreement (the "Effective Time").

     2. Duties.

          (a) Executive shall be employed: (i) as the Chief Financial Officer and Chief Operating Officer of the Company, subject to the authority and discretion of the Board of Directors, and (ii) to perform such other or additional duties and responsibilities consistent with Executive's title(s), status, and position as the Board of Directors of FindWhat.com may, from time to time, prescribe.

          (b) So long as employed under this Agreement, Executive agrees to devote full time and efforts exclusively on behalf of the Company and to competently, diligently and effectively discharge all duties of Executive hereunder. Executive shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities as do not interfere with full time employment hereunder and which do not violate the other provisions of this Agreement. Executive further agrees to comply fully with all reasonable policies of the Company as are from time to time in effect.






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          (c) The Executive shall be based out of either New York, New York or
Ft. Myers, Florida at the Company's reasonable discretion. The Company shall pay for Executive's moving expenses (which shall not exceed $10,000 per move) in connection with any requested move, including moving to Ft. Myers in the last six months of 2002. If the Company decides to terminate operations in the Fort Myers, Florida and New York, New York area, Executive shall not be required to relocate and, to the extent the Executive cannot perform his duties hereunder from his home in either Fort Myers or New York, his non-performance will not constitute Cause (as defined below).

     3. Compensation. As full compensation for all services rendered to the Company pursuant to this Agreement, in whatever capacity rendered, the Company shall pay to Executive during the term hereof a minimum base salary at the rate of $247,500 per year (the "Basic Salary"), payable in accordance with the usual payroll practices of the Company. The Basic Salary thereafter may be increased, but not decreased, from time to time, by the Board of Directors in connection with reviews of Executive's performance occurring no less frequently than annually. Executive will be entitled to receive incentive compensation pursuant to the terms of plans adopted by the Board of Directors or its Compensation Committee from time to time. The Board of Directors or its Compensation Committee, as applicable, shall review Executive's performance on an annual basis. In connection with such annual review, the Executive may be entitled to receive additional stock option grants. Such options will be granted, if at all, in the sole discretion of the Board of Directors or its Compensation Committee on terms and conditions they determine. Notwithstanding the foregoing, (i) if the Executive's employment with the Company is terminated by the Company without Cause (as defined below) or by Executive for Good Reason (as defined below), or
(ii) if there is a Change in Control of the Company (as defined below), any stock options granted to Executive after the Effective Date shall immediately fully vest and remain exercisable during the term as if the Executive were still employed by the Company.

     4. Business Expenses. The Company shall promptly pay directly, or reimburse Executive for, all business expenses to the extent such expenses are paid or incurred by Executive during the term of employment in accordance with Company policy in effect from time to time and to the extent such expenses are reasonable and necessary to the conduct by Executive of the Company's business and properly substantiated.

     5. Benefits. During the term of this Agreement and Executive's employment hereunder, the Company shall provide to Executive such insurance, vacation, sick leave and other like benefits as are provided to other executive officers of the Company from time to time. Executive will use his reasonable best efforts to schedule vacation periods to minimize disruption of the Company's business.

     6. Term; Termination.

          (a) The Company shall employ the Executive, and the Executive accepts such employment, for an initial term commencing on the date of this Agreement and ending on the first anniversary of the date of this Agreement. Thereafter, this Agreement shall be extended automatically for additional twelve-month periods, unless terminated as described herein. Executive's employment may be terminated at any time as provided in this Section 6. For




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purposes of this Section 6, "Termination Date" shall mean the date on which any notice period required under this Section 6 expires or, if no notice period is specified in this Section 6, the effective date of the termination referenced in the notice.

          (b) The Company may terminate Executive's employment without Cause (as defined below) upon giving 30 days' advance written notice to Executive. If Executive's employment is terminated without Cause under this Section 6(b), the Executive shall be entitled to receive (A) the earned but unpaid portion of Executive's Basic Salary and pro rata portion of Executive's bonus, if any, through the Termination Date; (B) over a period of twelve (12) months after such termination (the "Severance Period") an amount equal to two (2) times the sum of his (i) Basic Salary at the time of Termination, plus (ii) the Termination Bonus (as defined below); (C) any other amounts or benefits owing to Executive under the then applicable employee benefit, long term incentive or equity plans and programs of the Company, which shall be paid or treated in accordance with
Section 3 hereof and otherwise in accordance with the terms of such plans and programs; (D) benefits, (including, without limitation health, life, disability and pension) as if Executive were an employee during the Severance Period; and
(E) the Termination Share Grant (as defined below).

          (c) The Company may terminate Executive's employment upon a determination by the Company that "Cause" exists for Executive's termination and the Company serves written notice of such termination upon Executive. As used in this Agreement, the term Cause shall refer only to any one or more of the following grounds:

               (i) commission of a material and substantive act of theft, including, but not limited to, misappropriation of funds or any property of the Company;

               (ii) intentional engagement in activities or conduct clearly injurious to the best interests or reputation of the Company which in fact result in material and substantial injury to the Company;

               (iii) refusal to perform his assigned duties and responsibilities (so long as the Company does not assign any duties or responsibilities which would give the Executive Good Reason to terminate his employment as described in Section 6(e)) after receipt by Executive of written detailed notice and reasonable opportunity to cure;

               (iv) gross insubordination by Executive, which shall consist only of a willful refusal to comply with a lawful written directive to Executive issued pursuant to a duly authorized resolution adopted by the Board of Directors (so long as the directive does not give the Executive Good Reason to terminate his employment as described in Section 6(e));

               (v) the clear violation of any of the material terms and conditions of this Agreement or any written agreement or agreements Executive may from time to time have with the Company (following 30 days' written notice from the Company specifying the violation and Executive's failure to cure such violation within such 30 day period);




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               (vi) Executive's substantial dependence, as determined by the
     Board of Directors of the Company, on alcohol or any narcotic drug or other controlled or illegal substance which materially and substantially prevents Executive from performing his duties hereunder; or

               (vii) the final and unappealable conviction of Executive of a crime which is a felony or a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with his employment by the Company, which causes the Company a substantial detriment.

In the event of a termination under this Section 6(c), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date. If any determination of substantial dependence under Section 6(c)(vi) is disputed by the Executive, the parties hereto agree to abide by the decision of a panel of three physicians appointed in the manner as specified in
Section 6(d) of this Agreement. If any determination of "Cause" is made under items 6(c), (i), (ii), (iii), (iv), (v), or (vii) which Executive contests, Executive shall have the opportunity, within 30 days of such determination, to personally appear in front of the Board of Directors and present his case to the Board of Directors and have the Board of Directors reconsider the determination of Cause.

          (d) Executive's employment shall terminate upon the death or permanent disability of Executive. For purposes hereof, "permanent disability," shall mean the inability of the Executive, as determined by the Board of Directors of FindWhat.com, by reason of physical or mental illness to perform the duties required of him under this Agreement for more than 120 days in any 360 day period. Upon a determination by the Board of Directors of FindWhat.com that Executive's employment shall be terminated under this Section 6(d), the Board of Directors shall give Executive 30 days' prior written notice of the termination. If Executive disputes a determination of the Board of Directors under this
Section 6(d), the parties agree to abide by the decision of a panel of three physicians. FindWhat.com will select a physician, Executive will select a physician and the physicians selected by FindWhat.com and Executive will select a third physician. Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any examination shall constitute a breach of a material part of this Agreement. In the event of termination due to death or permanent disability, the Company will pay Executive, or his legal representative, the earned but unpaid portion of Executive's Basic Salary through the Termination Date and the earned but unpaid portion of any vested incentive compensation under and consistent with plans adopted by the Company prior to the Termination Date.

          (e) The Executive may terminate his employment for Good Reason (as defined below) upon giving 30 days advance written notice to the Company. If Executive's employment is terminated with Good Reason under this Section 6(e), the Executive shall be entitled to receive (A) the earned but unpaid portion of Executive's Basic Salary and pro rata portion of Executive's bonus, if any, through the Termination Date; (B) over a period of twelve (12) months after such termination an amount equal to two (2) times the sum of his (i) Basic Salary at the time of Termination, plus (ii) the Termination Bonus (as defined below); (C) any other amounts or benefits owing to Executive under the then applicable employee benefit, long




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term incentive or equity plans and programs of the Company, which shall be paid or treated in accordance with Section 3 hereof and otherwise in accordance with the terms of such plans and programs; (D) benefits, (including, without limitation health, life, disability and pension) as if Executive were an employee during the Severance Period; and (E) the Termination Share Grant (as defined below). As used in this Agreement, the term "Good Reason" means:

        (i) a change in Executive's title(s), status, position or responsibilities without Executive's written consent, which does not represent a promotion from his existing status, position or responsibilities, despite Executive's written notice to the Company of his objection to such change and the Company's failure to address such notice in a reasonable fashion within 30 days of such notice, provided, however, the Company's naming a new Chief Financial Officer shall not constitute Good Reason for this subparagraph (i);
        (ii) the assignment to Executive of any duties or responsibilities which are inconsistent with his status, position or responsibilities as set forth in Section 2 hereof, despite Executive's written notice to the Company of his objection to such change and the Company's failure to address such notice in a reasonable fashion within 30 days of such notice;
        (iii)  if there is a reduction in Executive's Basic Salary;
        (iv) during the "Window Period" (as defined below) if there is a Change in Control of the Company (as defined below));
        (v) a breach by the Company of any material term or provision of this Agreement;
        (vi) a relocation of the Company's offices in New York, New York or Fort Myers, Florida to a location more than 35 miles from the current location (provided Executive cannot perform his duties hereunder from his home in either Fort Myers or New York after the time of the relocation);
        (vii) failure of the Board of Directors to appoint Executive as President of the Company upon appointing a new Chief Financial Officer;
        (viii) appointment by the Board of Directors of anyone other than Craig A. Pisaris-Henderson as President or co-President; or
        (ix) failure of the Board of Directors to appoint Executive as Chief Executive Officer upon the resignation or termination of Craig A. Pisaris-Henderson as Chief Executive Officer.

          (f) The Executive may terminate his employment for any reason (other than Good Reason) upon giving 30 days' advance written notice to the Company. If Executive's employment is so terminated under this Section 6(f), the Company will pay Executive the earned but unpaid portion of Executive's Basic Salary through the Termination Date and the earned but unpaid portion of any vested incentive compensation under and consistent with plans adopted by the Company prior to the Termination Date.

          (g) In the event of the Executive's death during the Severance Period, payments of Basic Salary under this paragraph 6 and payments under the Company's employee



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benefit plan(s) shall continue to be made in accordance with their terms during the remainder of the Severance Period to the beneficiary designated in writing for such purpose by the Executive or, if no such beneficiary is specifically designated, to the Executive's estate.

          (h) As used in this Agreement, the term "Termination Share Grant" shall mean the grant to Executive of registered shares of Common Stock of the Company under the Company's 1999 Stock Incentive Plan or a successor plan, with the amount of shares as determined according to Exhibit A attached hereto.

          (i) As used in this Agreement, the term "Bonus" shall mean any bonus, incentive compensation or any other cash benefit paid or payable to the Executive under any incentive compensation grant or plan, excluding signing bonuses and the Company's stock option plan. For purposes of this Agreement, the Executive's "Termination Bonus" shall be equal to the amount of the Executive's Bonus for the four (4) fiscal quarters immediately preceding the Termination Date, provided, however, if there has been a Change in Control of the Company the Termination Bonus shall be an amount equal to the greater of (i) the preceding calculation or (ii) Executive's Bonus for the four (4) fiscal quarters immediately preceding the Change in Control of the Company.

          (j) As used in this Agreement, the term "Window Period" shall mean the period of time after a Change in Control in which Executive can terminate his employment with the Company for any reason and the termination shall be deemed a termination for Good Reason for purposes of this Agreement. The Window Period begins on the 180-day anniversary date of a Change in Control and lasts for thirty (30) days.

          (k) As used in this Agreement, the term "Change in Control" shall mean the occurrence of any one of the following events:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more, excluding in the calculation of Beneficial Ownership securities acquired directly from the Company, of the combined voting power of the Company's then outstanding voting securities;

               (ii) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding voting securities;

               (iii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of the at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;




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               (iv) there is a consummated merger or consolidation of the
     Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving or parent equity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person, directly or indirectly, acquired twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates); or

               (v) the stock holders of the Company approve a plan of complete liquidation of the Company or there is consummated on agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of this Section 6, the following terms shall have the following meanings:

               (i) "Affiliate" shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act");

               (ii) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

               (iii) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company.

     7. Indemnity.

          (a) Subject only to the exclusions set forth in Section 7(b) hereof, the Company hereby agrees to hold harmless and indemnify Executive against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with any threatened, pending or completed



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action, suit or proceeding, whether civil, criminal, administrative or investigative (excluding an action by or in the right of the Company) to which Executive is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Executive is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          (b) The Company hereof shall not indemnify Executive pursuant to
Section 7(a):

               (i) except to the extent the aggregate losses to be indemnified hereunder exceed the amount of such losses for which Executive is indemnified pursuant to any directors and officers liability insurance purchased and maintained by the Company;

               (ii) in respect to remuneration paid to Executive if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               (iii) on account of any suit in which judgment is rendered against Executive for an accounting of profits made from the purchase or sale by Executive of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

               (iv) on account of Executive's material breach of any provision of this Agreement;

               (v) on account of Executive's act or omission being finally adjudged to involve intentional misconduct, a knowing violation of law, or grossly negligent conduct; or

               (vi) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          (c) All agreements and obligations of the Company contained herein shall continue during the period Executive is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Executive shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Executive was an officer or director of the Company or serving in any other capacity referred to herein.

          (d) Promptly after receipt by Executive of notice of the commencement of any action, suit or proceeding, Executive will, if a claim in respect thereof is to be made against the




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Company under this Section 7, notify the Company of the commencement thereof;
but the omission so to notify the Company will not relieve it from any liability which it may have to Executive otherwise than under this Section 7. With respect to any such action, suit or proceeding as to which Executive notifies the Company under this Section 7(d):

               (i) The Company will be entitled to participate therein at its own expense.

               (ii) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company. After notice from the Company to Executive of its election so to assume the defense thereof, the Company will not be liable to Executive under this Section 7 for any legal or other expenses subsequently incurred by Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Executive shall have the right to employ his counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Executive, unless (A) the employment of counsel by Executive has been authorized by the Company, or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company.

               (iii) The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle in any manner that would impose any penalty or limitation on Executive without Executive's written consent. Neither the Company nor Executive will unreasonably withhold their consent to any proposed settlement.

          (e) Executive agrees that Executive will reimburse the Company for all customary and reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Executive in the event and only to the extent that it shall be ultimately determined that Executive is not entitled to be indemnified by the Company for such expenses under the provisions of Nevada law (or the laws of the Company's state of incorporation at the time), federal securities laws, the Company's By-laws or this Agreement.

     8. Certain Additional Payments by the Company.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of Executive (whether pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
8) (the "Payments") would




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be subject to the excise tax imposed by Section 4999 of the Internal Revenue
Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to
(i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-up Payment is to be made, and
(ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Notwithstanding the foregoing provisions of this Section 8(a), if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 5% of the portion of the Payments that would be treated as "parachute payments" under
Section 280G of the Code, then the amounts payable to Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to Executive. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section 8, unless an alternative method of reduction is elected by Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced.

          If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

          (b) Subject to the provisions of Section 8(a), all determinations required to be made under this Section 8(b), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment, the reduction of the Payments to the Safe Harbor Cap and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or the Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting




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Firm in connection with the performance of the services hereunder. The Gross-up
Payment under this Section 8 with respect to any Payments shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determines that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-up Payment exceeds the amount necessary to reimburse the Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax.

     9. Assignment. This Agreement is personal to Executive and Executive may not assign or delegate any of his rights or obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, successors and assigns.

     10. Waiver. The waiver by either party hereto of any breach or violation of any provision of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by such waiving party.

     11. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient and deemed effective three (3) days following deposit in the United States mail if furnished in writing and sent by certified mail to Executive at:

         FindWhat.com
         12751 Westlinks Drive
         Ft. Myers, Florida 33913
and to the Company at:

         FindWhat.com
         12751 Westlinks Drive
         Ft. Myers, Florida 33913
         Attention:  Chief Executive Officer

with a copy to:

         John B. Pisaris
         Porter, Wright, Morris & Arthur LLP
         41 S. High St.
         Columbus, OH 43215

or such subsequent addresses as one party may designate in writing to the other parties.

     12. Governing Law. This Agreement shall be interpreted, construed and governed according to the laws of the State of Florida.

     13. Amendment. This Agreement may be amended in any and every respect only by agreement in writing executed by both parties hereto.

     1. Section Headings. Section headings contained in this Agreement are for convenience only and shall not be considered in construing any provision hereof.

     15. Entire Agreement. With the exception of the Confidentiality, Assignment and Noncompetition Agreement, dated April 24, 2000, and any stock option agreements between Executive and the Company, this Agreement terminates, cancels and supersedes all previous employment or other agreements relating to the employment of Executive with the Company or any predecessor, written or oral, and this Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. This Agreement was fully reviewed and negotiated on behalf of each party and shall not be construed against the interest of either party as the drafter of this Agreement. EMPLOYEE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE HAS READ THE ENTIRE AGREEMENT AND HAS THIS DAY RECEIVED A COPY HEREOF.

     16. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement or parts thereof.

     17. Survival. The last sentence of Section 3, Sections 6, 7 and 8 of this Agreement and this Section 17 shall survive any termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         EXECUTIVE:


                                         /s/ Phillip R. Thune
                                         ----------------------------------
                                         Phillip R. Thune


                                         FINDWHAT.COM


                                         By:  /s/Craig A. Pisaris-Henderson
                                             ------------------------------
                                              Craig A. Pisaris-Henderson

                                         Its:   Chief Executive Officer
                                                -----------------------

         EXHIBIT A -- AMENDED AND RESTATED EMPLOYMENT AGREEMENT BETWEEN FINDWHAT.COM AND PHILLIP R. THUNE DATED 9/20/02 Termination Share Grant

The Termination Share Grant shall be as follows:

A. If there has been a Change in Control of the Company prior to the Termination Date, the Termination Share Grant will equal zero (0) shares.

B. If there has not been a Change in Control of the Company prior to the Termination Date, the Termination Share Grant shall be as set forth in the table below*:

                                ... and the Company's Closing Stock Price** is Below:
If the Termination     ----------------------------------------------------------------       O    ...and the Company's Closing
Date is Prior To...:   $ 1.00   $ 2.00    $ 3.00    $ 4.00    $ 5.00    $ 7.50    $ 10.00     R    Stock Price** is Above $9.99:
--------------------   ------   -------   -------   -------   -------   -------   --------         -----------------------------
9/30/2002                 0     140,625   187,481   210,938   225,000   243,731   253,125                   281,250
3/31/2003                 0     125,000   166,650   187,500   200,000   216,650   225,000                   250,000
9/30/2003                 0      93,750   124,988   140,625   150,000   162,488   168,750                   187,500
3/31/2004                 0      78,125   104,156   117,188   125,000   135,406   140,625                   156,250
9/30/2004                 0      46,875    62,494    70,313    75,000    81,244    84,375                    93,750
3/31/2005                 0      31,250    41,663    46,875    50,000    54,163    56,250                    62,500

*The size of the Termination Share Grant is subject to adjustment in the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization. In the event of any of the foregoing, the Compensation Committee, as appropriate and equitable, will proportionately adjust the number of shares constituting the Termination Share Grant.

** Closing Stock Price is defined as either (i) if the Company is publicly traded, the average closing stock price as reported by Nasdaq or the Exchange on which the Company is listed for the 20 trading days prior to the Termination Date, or (ii) if the Company is not publicly traded, the value of the Company as determined by a nationally recognized public accounting firm chosen by the Company (which has no other engagement with the Company), divided by the diluted shares outstanding on the Termination Date.